                                                                   EXHIBIT 10.23

                     ASSIGNMENT AND ASSUMPTION AGREEMENT
                     -----------------------------------

          This ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment") is entered into as of March 22, 1999, by and between NorthPoint Communications, Inc., a Delaware corporation ("Assignor"), and NorthPoint Communications Holdings, Inc., a Delaware corporation ("Assignee").

                                  RECITALS
                                  --------

          WHEREAS, Assignor intends to consummate a reorganization (the "Reorganization") pursuant to which Assignor will become a wholly owned subsidiary of Assignee.

          WHEREAS, Assignor has entered into an Agreement and Plan of Merger (the "Merger Agreement") with NorthPoint Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Assignee ("Merger Sub"), pursuant to which Merger Sub will merge (the "Merger") with and into Assignor, with Assignor surviving the Merger as the "Surviving Corporation" and a wholly owned subsidiary of Assignee.

          WHEREAS, as a result of the Reorganization and by operation of law, each of the holders of capital stock of Assignor immediately prior to the consummation of the Reorganization will become the only holders of capital stock of Assignee immediately after the consummation of the Reorganization, each holding the same number of shares of capital stock of the same class of the Assignee with the same rights, privileges, terms and conditions as the shares of capital stock of Assignor held by such holders immediately prior to the consummation of the Reorganization. The Assignee owns all of the capital stock of the Assignor and has no other significant assets.

          WHEREAS, subject to this Assignment, Assignor wishes assign, transfer and convey all of its rights and obligations under the contracts listed on
Schedule 1 attached hereto (the "Assigned Contracts") to the Assignee on the
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terms set forth herein, and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms.

                                  AGREEMENT
                                  ---------

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Assignor does hereby assign, grant, bargain, sell, convey and transfer to Assignee, and Assignee does hereby assume, all of Assignor's right, title and interest in and to the Assigned Contracts, including, but not limited to, all obligations and liabilities, of any nature whatsoever, currently existing under the Assigned Contracts. This Assignment will replace Assignee for Assignor under the Assigned Contracts.

        2. As of the date hereof, all rights, obligations and liabilities of Assignor under the Assigned Contracts shall terminate, and Assignee shall assume all of Assignor's rights, obligations and liabilities under the Assigned Contracts.

        3. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        4. No modification, waiver, amendment, discharge or change of this Assignment shall be valid unless the same is in writing and signed by the party against whom such modification, waiver, amendment, discharge or change is sought to be enforced.

        5. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to conflict of laws principles.

        6. This Assignment may be executed in counterparts and by facsimile signature, each of which shall be deemed to be an original, and all of which together shall constitute one agreement binding on the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first written above.


                              NORTHPOINT COMMUNICATIONS, INC.,
                              a Delaware corporation

                              By: /s/ Michael Malaga
                                 ________________________________
                                 Michael Malaga,
                                 Chief Executive Officer


                              NORTHPOINT COMMUNICATIONS HOLDINGS, INC., a Delaware corporation

                              By: /s/ Michael Malaga
                                 ________________________________
                                 Michael Malaga,
                                 President

                                 SCHEDULE 1
                                 ----------

                             ASSIGNED CONTRACTS
                             ------------------


1. Common Stock Purchase Agreements between FirstMile Communications, Inc. and Robert Flood, Nathan Gregory, Michael Malaga, Timothy Monahan and Steven Gorosh, dated June 4, 1997.

2. Common Stock Purchase Agreements between NorthPoint Communications, Inc. and William Euske, dated August 13, 1997.

3. Series B Preferred Stock Purchase Agreement among NorthPoint Communications, Inc. and certain of its stockholders, dated August 13, 1997.

4. Second Series B Preferred Stock Purchase Agreement among NorthPoint Communications, Inc. and certain of its stockholders, dated August 13, 1997.

5. Amended and Restated Series C Preferred Stock Purchase Agreement among NorthPoint Communications, Inc. and certain of its stockholders, dated January 20, 1999.

6. Addendum to Series C Preferred Stock Purchase Agreement among NorthPoint Communications, Inc. and certain of its stockholders, dated August 26, 1998.

7. Side letter relating to the purchase of Series C Preferred Stock between NorthPoint Communications, Inc. and the Carlyle Group, dated February 19, 1999.

8. Warrant-for-End User Agreement dated as of August 26, 1998 between NorthPoint Communications, Inc. and Intel Corporation.

9. Series C Preferred Stock Purchase Warrant between NorthPoint Communications, Inc. and Intel Corporation, dated August 26, 1998.

10. Board Observer Agreement between NorthPoint Communications, Inc. and Intel Corporation, dated August 26, 1998.

11. Side letter relating to information rights between NorthPoint Communications, Inc. and Intel Corporation, dated January 19, 1999.

12. Warrant Agreement dated May 20, 1998, between NorthPoint Communications, Inc. and Morgan Stanley Bridge Fund, L.L.C. (the "May Warrant Agreement").

13. Warrant Agreement dated July 10, 1998, between NorthPoint Communications, Inc. and Morgan Stanley Senior Funding, Inc. (the "July Warrant Agreement").

14. Warrant No. 2 dated May 20, 1998, issued by NorthPoint Communications, Inc. under the May Warrant Agreement representing 250,000 warrants.

15. Warrant No. 2 dated November 2, 1998, issued by NorthPoint Communications, Inc. under the July Warrant Agreement representing 42,857 1/7 warrants.

16. Warrant No. 3 dated December 1, 1998, issued by NorthPoint Communications, Inc. under the July Warrant Agreement representing 42,857 1/7 warrants.

17. Warrant No. 4 dated December 29, 1998, issued by NorthPoint Communications, Inc. under the July Warrant Agreement representing 64,285 5/7 warrants.

18. Warrant No. 5 dated February 2, 1999, issued by NorthPoint Communications, Inc. under the July Warrant Agreement representing 42,857 1/7 warrants.

19. Warrant No. 6 dated March 1, 1999, issued by NorthPoint Communications, Inc. under the July Warrant Agreement representing 42,857 1/7 warrants.

20. Warrant No. 7 dated July 10, 1998, issued by NorthPoint Communications, Inc. under the July Warrant Agreement representing 750,000 warrants.

21. Side letter relating to information rights between NorthPoint Communications, Inc. and At Home Corporation, dated February 1999.

22. Side letter relating to the purchase of Series C Preferred Stock between NorthPoint Communications, Inc. and Vulcan Ventures Incorporated, dated February 19, 1999.

                                      2